Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Jing Xie	CCG Investor Relations
Secretary of Board and Vice President	Mr. Athan Dounis, Account Manager
Universal Travel Group	Phone: 1-646-213-1916
Phone: +86-755-8366-8489	Email: athan.dounis@ccgir.com
Email: 06@cnutg.cn
us.cnutg.com	Mr. Crocker Coulson, President
Phone: 1-646-213-1915
Email: crocker.coulson@ccgir.com
Website: www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Announces Partnership with Agoda

SHENZHEN, China, July 13, 2010 – Universal Travel Group (NYSE: UTA), a leading travel services provider in China offering package tours, air ticketing, and hotel reservation services, today announced a partnership with Agoda, a subsidiary of Priceline.com, to strengthen its hotel reservation business segment and upgrade its website, www.cnutg.com.

“We are glad to have the opportunity to work with one of the world's largest online hotel reservation agencies and further strengthen our hotel reservation segment,” said Ms. Jiangping Jiang, Chairwoman and Chief Executive Officer. “The cooperation with Agoda fits with our strategy of expanding our higher margin business segments.  We intend to leverage Agoda’s global brand awareness and look forward to a successful partnership.”

Under the agreement, Universal Travel Group will offer its customers access to Agoda’s international network of hotels. Through the updated cnutg.com website, travelers will be able to enjoy special Agoda promotions and instant confirmation at tens of thousands of hotels worldwide.  Through this partnership with Universal Travel Group, Agoda intends to increase its exposure in the large Chinese travel market.

Mr. Wilfred Fan, Vice President of Business Development at Agoda, said, "We are very excited about this partnership which we believe will extend Agoda's reach in a unique and growing market segment. Universal Travel Group is a great company to partner with.  Their travel products and services complement Agoda's and we share the same vision of providing true value at a reasonable cost to our customers."

Agoda (www.agoda.com) is one of Asia's leading online hotel reservation sites, offering a best price guarantee and year-round deals and promotions. As a leading player in Asia, Agoda was acquired in 2007 by Nasdaq-listed Priceline.com, greatly extending the company's global reach, with more than 100,000 hotels listed worldwide.

About Universal Travel Group

Universal Travel Group is a leading travel services provider in China offering package tours, air ticketing, and hotel reservation services via the Internet and customer service representatives. The Company also operates TRIPEASY Kiosks, which are placed in shopping malls, office buildings, residential apartment buildings, and tourist sites.  These kiosks are designed for travel booking with credit and bank cards, and serve as an advertising platform for Universal Travel Group. The Company’s headquarters and main base of operations is in Shenzhen in the Pearl River Delta region of China.  More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country.  For more information on the Company, please visit http://us.cnutg.com.

About Agoda Company Pte Ltd

Agoda Company Pte Ltd (www.agoda.com) is a leading, Asia-based, online hotel reservations company, which specializes in securing the lowest discount hotel prices. Agoda.com is part of Priceline.com (Nasdaq:PCLN). Agoda's network includes over 8,000 hotels in Asia-Pacific and more than 100,000 worldwide. The multinational team located throughout Asia, provides a first-rate reservation service that uniquely combines local knowledge and local connections to provide the best hotel deals to both business and leisure travelers.

In addition, Agoda customers participate in the Agoda Rewards Program, earning further discounts and free stays. Unlike programs that limit travelers to a single chain, the Agoda Rewards Program allows customers to redeem Rewards Points at thousands of hotels around the globe, at any time. Agoda's aim is to promote travel by making it more affordable and more accessible to more people.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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